UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 3, 2006
Capital Senior Living Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809

(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway
Suite 300
Dallas, Texas	75254

(Address of Principal Executive Offices)	(Zip Code)
(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
          (a) On October 3, 2006, Capital Senior Living Corporation (the “Company”) informed KPMG LLP that the Company had dismissed KPMG LLP as the independent registered public accounting firm of the Company. The Audit Committee of the Board of Directors of the Company approved the decision to dismiss KPMG LLP as the independent registered public accounting firm of the Company. The Company previously engaged KPMG LLP as its independent registered public accounting firm on June 21, 2005, as reported in a Form 8-K filed on June 24, 2005.
          The audit report of KPMG LLP on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2005 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that describes the material weakness as follows:
The Company’s policies and procedures, and allocation of resources, did not provide for an effective review of the Company’s accounting for income taxes, which was prepared by tax consultants and third party advisors. As a result of this deficiency, the Company’s preliminary accounting for income taxes included errors. The deficiency also results in more than a remote likelihood that a material misstatement of the Company’s interim or annual consolidated financial statements would not be prevented or detected.
          During the fiscal year ended December 31, 2005 and through October 3, 2006, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreement(s), if not resolved to the satisfaction of KPMG LLP, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports.
          During the fiscal year ended December 31, 2005 and through October 3, 2006, there have been no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, except that KPMG advised that the Company did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of the material weakness identified in management’s assessment related to income taxes noted above.
          The subject matter of the material weakness described above was discussed by the Company’s management and the Audit Committee of the Board of Directors of the Company with KPMG LLP. The Company has authorized KPMG LLP to respond fully to the inquiries of the Company’s successor accountant concerning the subject matter of the material weakness.
          The Company has taken and will take various corrective actions to remediate the material weakness noted above. These remedial actions are as follows:
•	the Company has replaced its third-party income tax advisors and tax consultants and has ensured that the third-party tax service providers have the required expertise for the more complex areas of the Company’s income tax accounting; and

•	the Company has and will continue to increase the formality and rigor of controls and procedures over accounting for income taxes, including the hiring of a tax manager and the allocation of additional internal resources to the income tax accounting process.
          The Company has requested that KPMG LLP furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements in this Item 4.01(a). A copy of such letter dated October 9, 2006, is attached as Exhibit 16.1 to this Current Report on Form 8-K.
          (b) On October 3, 2006, the Company decided to engage Ernst & Young LLP as its new independent registered public accounting firm.
          During the period of June 21, 2005 through December 31, 2005 and through October 3, 2006, the Company has not consulted Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.
         (a) Not applicable.
         (b) Not applicable.
         (c) Exhibits.

16.1	Letter from KPMG LLP, dated October 9, 2006, to the Securities and Exchange Commission relating to the change in certifying accountants.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2006	Capital Senior Living Corporation

	By: Name:	/s/ Ralph A. Beattie Ralph A. Beattie
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
          16.1 Letter from KPMG LLP, dated October 9, 2006, to the Securities and Exchange Commission relating to the change in certifying accountants.